UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Willis Lease Finance Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WILLIS LEASE FINANCE CORPORATION

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of WILLIS LEASE FINANCE CORPORATION, which will be held at our executive offices at 773 San Marin Drive, Suite 2215, Novato, California, 94998 at 10:00 a.m. local time on Thursday, May 25, 2017. Directions to attend the Annual Meeting, where you may vote in person, can be found on our website: www.willislease.com (see “Investors”).

In addition to any other business that may properly come before the meeting or any adjournment or postponement thereof, the following proposals are to be voted on at the Annual Meeting:

•	The election of one Class I Director to serve until the 2020 Annual Meeting of Stockholders, specifically: Robert T. Morris. The Board of Directors recommends that you vote FOR this proposal.

•	An advisory vote on approval of executive compensation as disclosed in these materials. The Board of Directors recommends that you vote FOR approval of such compensation.

•

An advisory vote on whether an advisory vote on approval of executive compensation should be held every one, two or three years. The Board of Directors recommends that you vote FOR the option of “every three years”.

•

The amendment and restatement of the Company’s Employee Stock Purchase Plan (the “ESPP”) to increase the maximum number of shares of common stock authorized for issuance over the term of the ESPP from 250,000 to 325,000 shares and to extend the term of the ESPP until May 25, 2027. The Board of Directors recommends that you vote FOR this proposal.

•	An advisory vote on the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. The Board of Directors recommends that you vote FOR this proposal.

The Board of Directors has fixed the close of business on April 3, 2017 as the record date for determining those stockholders who will be entitled to notice of and to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A quorum comprising the holders of the majority of the outstanding shares of our common stock on the record date must be present or represented for the transaction of business at the 2017 Annual Meeting of Stockholders. Accordingly, it is important that your shares be represented at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE to ensure that your shares will be voted at the 2017 Annual Meeting of Stockholders. You may revoke your proxy at any time prior to the time it is voted.

The proxy material is being mailed to you on or about April 28, 2017. Please read the proxy material carefully. Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

Dean M. Poulakidas
Senior Vice President, General Counsel
April 26, 2017	and Corporate Secretary

WILLIS LEASE FINANCE CORPORATION

PROXY STATEMENT

You should read this entire proxy

statement carefully prior to returning your proxy

PROXY STATEMENT

FOR

2017 ANNUAL MEETING OF STOCKHOLDERS

OF

WILLIS LEASE FINANCE CORPORATION

To Be Held on May 25, 2017

SOLICITATION AND VOTING OF PROXIES

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors (also referred to as the “Board”, “Directors”, or individually, “Director”) of WILLIS LEASE FINANCE CORPORATION (“we,” “us,” “our,” “Willis Lease” or the “Company”) for proxies to be voted at the 2017 Annual Meeting of Stockholders, which will be held at 10:00 a.m. local time on Thursday, May 25, 2017, at our executive offices located at 773 San Marin Drive, Suite 2215, Novato, California 94998, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2017 Annual Meeting of Stockholders.

This proxy statement is being mailed to stockholders on or about April 28, 2017. Our 2016 Annual Report is being mailed to stockholders concurrently with this proxy statement. You should not regard the 2016 Annual Report as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting to be held on May 25, 2017:

The Proxy Statement and the 2016 Annual Report are also available at

https://materials.proxyvote.com/970646.

Voting

The close of business on April 3, 2017 is the record date for determining whether you, in your capacity as a stockholder, are entitled to notice of and to vote at the 2017 Annual Meeting of Stockholders. As of that date, we had 6,537,716 shares of common stock, $0.01 par value, issued and outstanding. All of the shares of our common stock outstanding on the record date are entitled to vote at the 2017 Annual Meeting of Stockholders. If you are entitled to vote at the meeting, you will have one vote for each share of common stock you hold with regard to each matter to be voted upon.

The required quorum for the meeting is a majority of the outstanding shares of common stock eligible to be voted on the matters to be considered at the meeting.

Shares of our common stock represented by proxies which are properly executed and returned to us on the accompanying proxy card will be voted at the 2017 Annual Meeting of Stockholders in accordance with the instructions marked on the proxy card. If you do not mark any instructions on the proxy card, your shares represented by the proxy card will be voted for the election of the Board’s nominee as Class I Director, and in favor of Proposals 2, 3, 4 and 5. In the election for a Director (Proposal 1), the nominee for Class I Director receiving the highest number of affirmative votes will be elected. The affirmative vote of a majority of the shares voted in person or by proxy at the 2017 Annual Meeting is required for the adoption of Proposal 2, 3, 4 and 5.

If a properly signed proxy or ballot indicates that you abstain from voting or that your shares are not to be voted on a particular proposal, your shares will not be counted as having been voted on that proposal, although your shares will be counted as being in attendance at the meeting for purposes of determining the presence of a quorum. Broker non‑votes

(i.e., shares held by brokers or nominees, as to which instructions have not been received from beneficial owners or persons entitled to vote, that the broker or nominee does not have discretionary power to vote on a particular matter) are counted towards a quorum, but are not counted for purposes of the proposals in determining whether a matter has been approved by a majority of the shares represented in person or by proxy and entitled to vote.

Our management does not know of any matters to be presented at the 2017 Annual Meeting of Stockholders other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Revocability of Proxies

If you give a proxy in the form accompanying this proxy statement, you have the right to revoke it at any time before it is voted at the meeting. You may revoke your proxy by:

•	filing an instrument of revocation with our Corporate Secretary;

•	presenting at or prior to the meeting a duly executed proxy bearing a later date; or

•	attending the meeting and electing to vote in person.

Solicitation

This solicitation is made by our Board of Directors on our behalf. The Company will cover the entire cost of preparing, assembling and mailing the Notice of 2017 Annual Meeting of Stockholders, this proxy statement and the enclosed proxy card, and of soliciting proxies. Proxies will be solicited principally through the use of mail, but we may solicit proxies personally or by telephone, electronic mail or special letter by our officers and our regular employees for no additional compensation. We have retained American Stock Transfer & Trust and Broadridge to aid in the solicitation of proxies at an estimated cost to us of approximately $19,800 plus out-of-pocket expenses.

INFORMATION ABOUT THE BOARD OF DIRECTORS

AND THE COMMITTEES OF THE BOARD

Board of Directors

Our Bylaws authorize us to have seven Directors. At the present time, the Board consists of five Directors who are divided into three classes, one Director in Class I and two Directors in each of Class II and Class III. One class is elected each year for a three‑year term. Hans Joerg Hunziker, Robert J. Keady and Robert T. Morris are independent Directors, as defined in the NASDAQ listing standards.

Our business, property and affairs are managed under the direction of the Board. Directors are kept informed of our business through discussions with our Chairman and Chief Executive Officer (“CEO”) and our other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board held a total of eight meetings during the fiscal year ended December 31, 2016. Each incumbent Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which that Director served.

Communications with the Board

You may communicate with the Board of Directors by sending a letter to: Board of Directors, Willis Lease Finance Corporation, c/o Office of the Corporate Secretary, 773 San Marin Drive, Suite 2215, Novato, California 94998. Our Office of the Corporate Secretary will receive your correspondence and forward it to the Board of Directors or to any individual Director or Directors to whom your communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The Office of the Corporate Secretary has the authority to discard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Attendance at the Annual Meeting of Stockholders

Chairman Charles F. Willis, IV by video conference and Director Robert T. Morris in person attended the 2016 Annual Meeting of Stockholders. Our other Directors did not attend, and we have no policy requiring Board members to attend our annual meeting.

Committees of the Board

The Board of Directors has an Audit Committee and a Compensation Committee, both currently comprised solely of independent Directors, as defined by the NASDAQ listing standards (the “Audit Committee” and the “Compensation Committee”, respectively).

The Board does not have a nominating committee or committee performing the functions of such a committee. The Board has determined that the function of a nominating committee is adequately fulfilled by the independent Directors. As there is no such established committee, the Company has no nominating committee charter. The full Board of Directors participates in the consideration of any Director nominee.

Although we have not formally set any specific minimum qualifications that Director nominees must possess, we look for candidates with appropriate experience in aviation and leasing, a strong professional background, and a general understanding of marketing, finance and other disciplines related to the success of a company in our industry. And although not part of any formal policy, our goal is a balanced and diverse Board, with members whose skills, background and experience are complementary and, together, cover the spectrum of areas that impact our business. Our Directors are generally nominated by our management or other Directors, and each nominee is evaluated based on the above qualifications and in the context of the Board as a whole. While we do not normally engage professional search firms or other third parties in connection with our Board nomination process, we may do so in the future.

As we do not have a history of stockholder nominations of Directors, we do not have a formal policy regarding stockholder nominees to the Board. Under our bylaws, stockholders wishing to nominate a candidate for Director must give notice to our Corporate Secretary no later than the close of business on the 90th day prior to the first anniversary of our preceding year’s annual meeting. If the annual meeting is more than 30 days before or 60 days after such anniversary date, the notice must be delivered no later than the 90th day prior to such annual meeting or the 10th day following the day on which we publicly announce the annual meeting date. The notice should set forth: (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class and number of our shares beneficially owned by the nominee; (iv) a description of all arrangements or understandings between the stockholder and the nominee and any other person(s) pursuant to which the nomination is made by the stockholder; and (v) any other information relating to the nominee that is required to be disclosed in proxy statements for the election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934. Nominees proposed by stockholders will be evaluated in the same manner as those proposed by management or existing Directors.

The Audit Committee oversees our accounting function, internal controls and financial reporting process on behalf of the Board. The NASDAQ’s listing rules require that our Audit Committee be composed of at least three independent Directors. The Audit Committee meets with our financial management and our independent registered public accounting firm to review our financial statements and filings, the audit and matters arising from them, and financial reporting procedures, including any significant judgments made in preparation of the financial statements. The Audit Committee currently consists of Directors Robert T. Morris (Chair), Hans Joerg Hunziker and Robert J. Keady. All members of the Audit Committee are able to read and understand financial statements. Mr. Morris also qualifies as an audit committee financial expert, as defined by the SEC, and is financially sophisticated as required by the NASDAQ listing standards. The Committee held four meetings during the 2016 fiscal year. The Audit Committee’s charter is available on the Company’s web site (www.willislease.com).

The Compensation Committee reviews and approves our compensation arrangements for executive officers and administers the Company’s 2007 Incentive Stock Plan, amended and restated with the approval of the Shareholders at the 2015 Annual Meeting (the “2007 Incentive Stock Plan”). The Compensation Committee currently consists of the Board’s independent Directors: Directors Hans Joerg Hunziker (Chair), Robert J. Keady and Robert T. Morris. The Compensation Committee held eight meetings during the 2016 fiscal year. For additional details, see “Compensation of Executive Officers — Compensation Discussion and Analysis” elsewhere in this proxy statement. The Compensation Committee’s charter is available on the Company’s web site (www.willislease.com).

The Board of Directors may also establish a committee of independent Directors, as defined by the NASDAQ listing standards, to address specific issues from time to time. In 2016, such a committee was formed on different occasions to approve the purchase for Company events of a small fishing boat from our CEO, evaluate and approve the adoption of a 10b5-1 plan to purchase up to $15 million shares of the Company’s stock, assess and approve (at two different times) the purchase of shares of Company stock from our CEO, as well as to consider and approve the purchase of Company stock from our former Chief Financial Officer Bradley S. Forsyth.

Board Leadership Structure

Our Company is led by its founder, Charles F. Willis, IV, who serves as Chairman of the Board and Chief Executive Officer. This approach is commonly utilized by public companies in the United States and we believe it has been effective for our Company as well. Serving in both these roles since the Company was founded has allowed Mr. Willis to be seen by participants in the aviation industry and by our customers, business partners, investors and other stakeholders as providing strong leadership for our Company and in our industry. The Board believes that his combined role is the optimal structure for us and our stockholders because it enables decisive leadership, ensures clear accountability and enhances our ability to consistently communicate our message and strategy to all of our stakeholders. Moreover, Mr. Willis possesses detailed and in‑depth knowledge of the issues, opportunities and challenges facing us and our business and, therefore, is best positioned to develop agendas that focus the Board’s time and attention on the most critical matters, while minimizing the potential for confusion or duplication of efforts. We recognize that different board leadership structures may be appropriate for companies in different situations and at different times, and we believe that no one structure is suitable for all companies. While we believe that our current Board leadership structure remains optimal for us, demonstrating to our employees, suppliers, customers and other stakeholders that Willis Lease is under strong leadership, this may change in the future and we may decide having different individuals serve as Chairman and CEO is preferable.

We have not appointed an independent Board chairman or lead independent Director, as we believe that the members of our Board and the two standing Board committees consisting of entirely independent Directors provide an appropriate level of oversight. In this regard, the Audit Committee oversees the accounting and financial reporting processes, as well as risk, legal and compliance matters. The Compensation Committee oversees the compensation of our Chairman and Chief Executive Officer and, upon the recommendation of the CEO, the compensation of the other Named Executive Officers (“NEOs”). Each of these committees is led by a chairperson other than the Chairman and CEO and, as discussed in more detail in this proxy, the entire Board of Directors is actively involved in overseeing our risk management. The entire Board monitors or, as appropriate, the independent Directors monitor matters such as the composition of the Board and its committees, Board performance and “best practices” in corporate governance. Our independent Directors also conduct meetings in executive session. These meetings are typically held in conjunction with Board meetings. In 2016, five Board meetings included an independent Directors’ session. This allows Directors to speak candidly on any matters of interest without the Chief Executive Officer or other managers present. We believe this framework strikes a sound balance with appropriate oversight and that appointing an independent Board chairman would not improve the performance of the Board in a material way.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. Our Board, including through the Audit Committee and Compensation Committee, each of which are comprised solely of independent Directors, regularly reviews various areas of significant risk to the Company, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board include competition risks, industry risks, economic risks, interest rate risks, liquidity risks, business operations risks and risks related to acquisitions and dispositions. Our Audit Committee regularly reviews with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of Willis Lease’s financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes‑Oxley Act and the Dodd‑Frank Act, accounting, financial and auditing risks, treasury risks (insurance, credit and debt), risks posed by significant litigation matters, and risks associated with proposed affiliate transactions. Our Audit Committee also overseas compliance with the Company’s Standards of Ethical Conduct Policy and other applicable laws and regulations, and any reports received on the Company’s whistleblower hotline are submitted to the Chair of the Audit Committee. The Compensation Committee reviews and evaluates risks related to the attraction and retention of talent, risks associated with management succession planning, and risks related to the design of compensation programs established by the Compensation Committee for our executive officers. The Compensation Committee has determined in its reasonable business judgment that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Director Compensation

For details regarding Director compensation, see “Compensation Tables — Director Compensation” elsewhere in this proxy statement.

Biographical Information

	Director
	Since	Age*
Class I Director Whose Term Expires at the 2020 Annual Meeting (provided he is re-elected at the 2017 Annual Meeting):
Robert T. Morris	2006	68
Class II Directors Whose Term Expires at the 2018 Annual Meeting:
Austin C. Willis	2008	36
Robert J. Keady	2015	66
Class III Directors Whose Term Expires at the 2019 Annual Meeting :
Charles F. Willis, IV	1985	68
Hans Joerg Hunziker	2006	67

*Age as of April 1, 2017.

Principal Occupations, Background and Qualifications of Director Nominees and Continuing Directors

Charles F. Willis, IV is the founder of Willis Lease, has served as Chief Executive Officer and a Director since our incorporation in 1985, served as President until July 2011, and has served as Chairman of the Board of Directors since 1996. Mr. Willis has over 45 years of experience in the aviation industry. From 1975 to 1985, Mr. Willis served as President of Willis Lease’s predecessor, Charles F. Willis Company, which purchased, financed and sold a variety of large commercial transport aircraft and provided consulting services to the aviation industry. During 1974, Mr. Willis operated a small business not involved in the aviation industry. From 1972 through 1973, Mr. Willis was Assistant Vice President of Sales at Seaboard World Airlines, a freight carrier. From 1965 through 1972, he held various positions at Alaska Airlines, including positions in the flight operations, sales and marketing departments. As our founder and Chief Executive Officer, Mr. Willis brings to the Board significant senior leadership, sales and marketing, industry, technical and global experience, as well as a deep institutional knowledge of the Company, its operations and customer relations.

Hans Joerg Hunziker previously served as one of our Directors from November 2000 until July 1, 2003. He was elected a Class II Director at the 2006 Annual Meeting. Since 2002, Mr. Hunziker has been the owner and CEO of AllJets AG (formerly known as HLF Aviation GmbH and Hunziker Lease & Finance), a company he founded in Switzerland that offers independent business consulting services to the aviation industry. From 1998 to 2002, he was the President and Chief Executive Officer of Flightlease AG Ltd., a public company involved in aircraft leasing as a subsidiary of SAirGroup whose headquarters are in Zurich, Switzerland. From 1998 to 2001, he was also co-CEO of GATX Flightlease Management GmbH, an asset management and commercial aircraft leasing company. From 1996 to 1998, he was the Chief Financial Officer of SAirServices Ltd., a group of companies including aircraft maintenance and overhaul, ground handling services, information technology and real estate, and Managing Director of SAirServices Invest Ltd. From 1991 to 1996, he was Chief Financial Officer of Swissair Associated Companies Ltd., a group of 150 companies, primarily in the hotel, catering (Gate Gourmet) and trading business. Mr. Hunziker holds a master’s degree in Economics and Business Administration from the University of Zurich.  He also received the equivalent of a doctoral degree from the University of Zurich, after successful completion of his thesis on Strategic Planning in the Airline Industry. In addition to previously serving as a director of Willis Lease, he was Chairman of the Board of Flightlease Holdings (Guernsey) Limited (and a director of several of its subsidiaries in Guernsey and Bermuda), as well as Chairman of the Board of Flightlease (Netherlands) B.V., SRTechnics Group AG, SRTechnics Switzerland AG, Swisscargo AG and SAirServices Invest AG. He was a member of the Board of Directors of Jetbird AG from 2006-2009, and was also previously a member of the Board of Directors of each of FlightTechnics LLC, Delaware, Swissport

Brazil Ltd., Polygon Insurance Company Ltd. and Gotland Shipping AG. Mr. Hunziker brings to the Board a high level of financial sophistication, broad international exposure and significant experience in commercial aviation and the aviation equipment leasing industry.

Robert J. Keady was elected to the Board in February 2015 and re-elected at the 2015 Annual Meeting. Mr. Keady founded and currently serves as the President of Eastern Aviation Consulting Group, LLC, a company that provides consulting services for several aerospace and aviation firms. Prior to Eastern Aviation Consulting Group, LLC, Mr. Keady spent 33 years at Pratt & Whitney Commercial Engines, where he served as Vice President, Business Development & Marketing, as well as in numerous other senior management positions. Eastern Aviation Consulting Group’s client list has included major aviation manufacturers as well as a diverse client base of maintenance, repair and operations companies and services providers.  Mr. Keady received his BA in Sociology from the University of Notre Dame and a Master of Science in Management from Purdue University. Mr. Keady brings to the Board an in-depth understanding of and experience in the engine, airline, lessor and MRO industries.

Robert T. Morris was elected to the Board in October, 2006. He is currently President of Robert Morris & Company, a company he founded in 1992. Mr. Morris joined Union Bank of California Leasing in 2004 to establish an innovative equipment leasing group, and served as its President through March 2007. Prior to joining Union Bank of California Leasing, he was a consultant to more than 25 commercial banks for their equipment leasing operations over a 12 year period. He has also worked for Bank of San Francisco, Bank of Montreal and GATX Leasing Corporation. Mr. Morris holds a master’s degree from the American Graduate School of International Management and a Bachelor of Arts Degree from the University of Denver with majors in Economics, Political Science and History. Mr. Morris brings to the Board considerable expertise in the aviation equipment leasing industry, with a focus on finance and risk evaluation.

Austin C. Willis was elected to the Board in December 2008. Mr. Willis was the founder of J.T. Power LLC, a privately held company engaged in the business of selling commercial jet turbine engine parts and leasing commercial aircraft. He served as J.T. Power's President from its founding in 2004 until 2012 when day-to-day management as President of J.T. Power was transitioned to another individual with Mr. Willis continuing as Chief Executive Officer. This transition was implemented to facilitate Mr. Willis' enlistment in the U.S. armed forces in 2012. The Board is fully supportive of Mr. Willis' decision to enter into military service and his efforts to continue fulfilling his duties as a member of the Board. In addition to his duties with J.T. Power and the U.S. armed forces, Mr. Willis has invested in commercial real estate in south Florida since 2013. Since 2006 Mr. Willis also owned and served as Chief Executive Officer of Aviation Management LLC, an aviation consulting firm, which Mr. Willis sold in 2014. From February, 2016 until his deployment by the Special Forces of the U.S. Army in July, 2016, Mr. Willis served as the Company’s Senior Vice President of Corporate Development, a position he will resume upon his return in 2017. Mr. Willis holds a bachelor’s degree from the London School of Economics and Political Science where he studied finance and industrial relations. He is the son of Charles F. Willis, IV. Mr. Willis brings to the Board familiarity with the aviation industry generally, with a focus on the after‑market disposition of the aircraft engines and parts that comprise the Company’s engine portfolio.

PROPOSAL 1

ELECTION OF ONE CLASS I DIRECTOR

Our Board is divided into three classes, each class having a three‑year term that expires in successive years. At the 2017 Annual Meeting of Stockholders, one Director will be elected in Class I, to serve a three‑year term expiring at the 2020 Annual Meeting of Stockholders or until succeeded by another qualified Director who has been duly elected.

The nominee for Director in Class I is Robert T. Morris.

The proxy holders intend to vote all proxies received by them for the foregoing nominee, unless instructions to the contrary are marked on the proxy. In the event that any nominee is unable or declines to serve as a Director at the time of the 2017 Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a Director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE AS CLASS I DIRECTOR.

EXECUTIVE OFFICERS OF WILLIS LEASE FINANCE CORPORATION

Our current executive officers and their respective ages as of April 3, 2017 were as listed below.

Name	Age	Positions and Offices
Charles F. Willis, IV*	68	Chief Executive Officer
Brian R. Hole	39	President
Scott B. Flaherty	51	Senior Vice President, Chief Financial Officer
Dean M. Poulakidas	48	Senior Vice President, General Counsel and Corporate Secretary
Anthony R. Spaulding	49	Senior Vice President, Technical Engine Services and Program and Chief Services Officer

*See business experience background under “Principal Occupations, Background and Qualifications of Director Nominees and Continuing Directors.”

Brian R. Hole joined Willis Lease in August 2014 and was promoted to President on April 1, 2016. Prior to his appointment as President, he served as Senior Vice President & Chief Investment Officer. Formerly, Mr. Hole was Owner and President of Aviation Opportunity Management LLC, where he advised bank, private equity and alternative investment funds regarding investment in large commercial aircraft and engines. Prior to starting his own business, from 2008 to 2012, Mr. Hole served as an attorney for United Technologies Corporation, Pratt & Whitney Division, where he worked with the Commercial Engines Group in assisting with the next generation product family of engines, and specifically, on the partnership for the PW1100G engine on the Airbus A320neo family of aircraft and at IAE International Aero Engines, where he structured and negotiated engine sales and aftermarket programs as well as spare engine and aircraft financings. Mr. Hole earned his undergraduate degree from Georgetown University and a law degree, with high honors, from the University of Connecticut School of Law.

Scott B. Flaherty joined Willis Lease in June 2016 and serves as our Senior Vice President and Chief Financial Officer. Prior to joining Willis Lease, Scott was Senior Vice President of Finance and Chief Financial Officer at Colt Defense LLC from 2009 until April of 2016. Colt Defense LLC emerged from a Chapter 11 reorganization in January of 2016. Prior to Colt Defense LLC, Mr. Flaherty was a Managing Director at Banc of America Securities LLC where he ran the origination effort, within the equity capital markets group, for various industries.  Mr. Flaherty also was an investment banker at Credit Suisse First Boston. He worked as an engineer at the Pratt and Whitney division of the United Technologies Corporation for eight years. Mr. Flaherty earned his undergraduate degree from Worcester Polytechnic Institute and an MBA from the Leonard N. Stern School of Business at New York University.

Dean M. Poulakidas joined Willis Lease in September 2011 and currently serves as our Senior Vice President, General Counsel and Corporate Secretary. Prior to his appointment as General Counsel, he served as Senior Counsel until March 31, 2013. Formerly, Mr. Poulakidas was Vice President and Corporate Counsel with International Lease Finance Corporation (ILFC), where he managed a wide variety of aviation transactions working with airlines, manufacturers, purchasers, financiers, service providers and aviation authorities in many jurisdictions. Prior to ILFC, he was a corporate attorney at Pillsbury Madison & Sutro, where his transactional experience included international and domestic joint ventures, mergers and acquisitions. Mr. Poulakidas earned his undergraduate degree from the University of California at Los Angeles, his masters degree from Columbia University and his law degree from the University of California’s Hastings College of the Law.

Anthony R. Spaulding was promoted in June 2016 to the position of Senior Vice President, Technical Engine Services and Program and Chief Services Officer, having been with the Company since 2012. Mr. Spaulding resigned from his position at the Company effective April 14, 2017. Immediately prior to joining us, he was with Pratt & Whitney Commercial Engines where he spent seven years in various roles of increasing responsibility within Pratt & Whitney and the International Aero Engine Consortium. Mr. Spaulding also worked for Continental Airlines where he managed all the outsourced engine maintenance for the airline’s fleet of over 350 aircraft. Mr. Spaulding began his 30-year aviation career by serving as an Airframe and Powerplant Technician in the United States Navy. Mr. Spaulding earned his undergraduate degree in Aeronautics and his Master’s in Business Administration/Aviation from Embry Riddle Aeronautical University, Daytona Beach, FL. He holds a FAA Airframe and Powerplant License as well as his FAA Private Pilot License.

Certain NEOs not included in the above table, but referenced in this proxy statement, are no longer executive officers at the Company. Bradley S. Forsyth resigned as our Chief Financial Officer (“CFO”) effective February 22, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 15, 2017 by: (i) each person who is known to us to own beneficially more than five percent of the outstanding shares of our common stock; (ii) each Director; (iii) each officer listed in the Summary Compensation Table; and (iv) all current Directors and Executive Officers as a group. Unless specified below, the mailing address for each individual, officer or director is c/o Willis Lease Finance Corporation, 773 San Marin Drive, Suite 2215, Novato, CA 94998. As of April 15, 2017 we had 6,490,638 shares of common stock, $0.01 par value, issued and outstanding.

	Common stock(1)
	Number of		Percentage
Name and Address of Beneficial Owner	Shares		of Class
Charles F. Willis, IV	2,830,938	(2)	43.62%
Austin C. Willis	106,689	(3)	1.64%
Dean M. Poulakidas	45,585		*
Brian R. Hole	32,119		*
Scott B. Flaherty	25,500		*
Robert J. Keady	17,560		*
Hans Joerg Hunziker	16,495		*
Robert T. Morris	10,219		*
All Current Directors and Executive Officers as a group (8 persons)	3,085,105		47.53%
Anthony R. Spaulding	313		*
Bradley S. Forsyth	—		—%
Ernest J. Furtado	—		—%
Dimensional Fund Advisors Inc.	549,629	(4)	8.47%
Renaissance Technologies	408,200	(5)	6.29%
Rutabaga Capital Management LLC	245,402	(6)	3.78%

*Less than one percent of our outstanding common stock.

(1)

Except as indicated in the footnotes to this table, the stockholders named in the table are known to us to have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. With respect to restricted stock, individuals have voting power but not investment power before such restricted stock vests. Of the shares listed above for Messrs. Charles F. Willis, IV, Austin C. Willis, Poulakidas, Hole, Flaherty, Keady, Hunziker, and Morris, 256,333 shares, 9,333 shares, 21,666 shares, 26,500 shares, 25,000 shares, 8,450 shares, 6,783 shares, and 6,783 shares, respectively, are unvested shares of restricted stock over which the respective stockholder has voting power but not investment power.

(2)

Includes 2,134,148 shares held by CFW Partners, L.P., a California limited partnership, of which Charles F. Willis, IV, holds a one percent (1%) interest as sole general partner and an eighty percent (80%) interest as a limited partner. A trust for the benefit of Austin C. Willis holds the remaining nineteen percent (19%) interest as a limited partner. Also includes (i) 6,338 shares held under an account in the name of Charles F. Willis, V for which Mr. Willis is the custodian; (ii) 1,176 shares held under an account in the name of Charlotte Montresor Willis; and, (iii) 689,276 shares held by Mr. Willis in his individual capacity.

(3)

Includes (i) 2,046 shares under an account in the name of Austin Willis, for which Mr. Willis is the custodian, and (ii) 104,643 shares held by Mr. Willis in his individual capacity of which 50,000 shares are pledged.

(4)

Based on Schedule 13G filed by Dimensional Fund Advisors LP with the Securities and Exchange Commission on February 9, 2017. According to its Schedule 13G/A, Dimensional Fund Advisors LP reported having sole voting power over 547,532 shares and sole dispositive power over 549,629 shares and is the beneficial owner of 549,629 shares as a result of its serving as investment advisor, sub-adviser and/or manager to four investment companies registered under the Investment Company Act of 1940. Dimensional Fund Advisors LP’s mailing address is Building One, 6300 Bee Cave Rd., Austin, TX 78746.
(5)

Based on Schedule 13G filed by Renaissance Technologies LLC with the Securities and Exchange Commission on February 14, 2017. According to its Schedule 13G, Renaissance Technologies LLC (“RTC”) reported having sole voting power over 376,515 shares, sole dispositive power over 393,873 shares, and shared dispositive power over 14,327 shares and Renaissance Technologies Holding Corporation, as majority owner of RTC, has beneficial ownership of 408,200 shares beneficially owned by RTC.  Renaissance Technologies LLC’s mailing address is 800 Third Avenue, New York, NY 10022.

(6)

Based on Schedule 13G/A filed by Rutabaga Capital Management with the Securities and Exchange Commission on February 15, 2017. According to its Schedule 13G/A, Rutabaga Capital Management reported having sole voting power over 171,815 shares, shared voting power over 73,587 shares, and sole dispositive power over 245,402 shares. Rutabaga Capital Management’s mailing address is 64 Broad Street, 3rd Floor, and Boston, MA 02109.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Directors, executive officers and holders of more than ten percent of our common stock are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to us and written representations from our officers and Directors for the fiscal year ended December 31, 2016, we believe that during the fiscal year ended December 31, 2016 and through April 15, 2017, our Directors, executive officers and holders of more than ten percent of our common stock complied with all applicable Section 16(a) filing requirements.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of our compensation program for NEOs. The Compensation Committee oversees the design and administration of our executive compensation programs. The Compensation Committee is currently comprised of three independent Directors: Hans Joerg Hunziker (Chair), Robert J. Keady and Robert T. Morris. The Compensation Committee meets formally at least twice per year, and more often if needed. Each meeting agenda includes an executive session with no member of management present. The Compensation Committee’s charter is available on the Company’s web site (www.willislease.com).

2016 Performance Overview

In 2016 the Company again saw record revenues driven through improvements in our global sales force, portfolio utilization, maintenance reserve management and trading volume. Highlights of our 2016 financial and operational performance include:

•	Pre-tax earnings increased 87.4% to $23.9 million in 2016 from $12.8 million in 2015.
•	Average utilization in the fourth quarter was sustained at 92% up from 91% reported for the year ago period.
•	Total revenues grew 4.7% to $207.3 million in 2016, fueled primarily by a growing lease portfolio, higher portfolio utilization and rising lease rates.
•	Lease rent revenues grew 11.0% to $119.9 million for the full 2016 calendar year.
•	The equipment portfolio grew 2.5% in 2016 to $1.137 billion from $1.109 billion a year ago.
•	The Company purchased $149 million of equipment in 2016 as compared to $171 million in 2015.
•	We repurchased a total of 1.2 million shares in 2016 at a weighted average price of $23.71 per share.

•	On October 14, 2016, the Company issued $20.0 million of 6.5% Series A Preferred Stock.
•

On October 26, 2016, through its wholly owned subsidiary Willis Asset Management Limited, the Company purchased the consultancy business of Total Engine Support Limited, significantly improving the Company’s asset management service offering and growing the Company’s owned and managed portfolio of engines, aircraft and equipment by over 500 assets.

We feel each of the above items contributed to our superior return to our shareholders, with a 13.8% annualized return over the prior three years and a 16.4% annualized return over the prior five year period (both ending December 31, 2016).

Results from Our Stockholder Advisory Vote

The Compensation Committee carefully considers feedback from the Company’s stockholders regarding the Company’s executive compensation program, including the results of the stockholders’ advisory vote on executive compensation at the 2014 annual meeting which was approved by more than 85% of the votes cast. In accordance with the preference which received the most votes cast at the 2011 annual meeting among the alternatives regarding the frequency of future advisory votes on executive compensation, the Board decided that until at least the next advisory vote on the frequency of future advisory votes on executive compensation, such advisory votes would be submitted to stockholders every three years. The 2017 annual meeting provides stockholders with their next advisory vote on executive compensation as well as a vote on the preferred frequency of future advisory votes on executive compensation.  Stockholders are invited to express their views to the Board regarding executive compensation as well as other matters as described in this proxy statement under the heading “Communications with the Board”.

Compensation Philosophy and Objectives

The objectives of our compensation programs are to attract and retain high performing executives, to provide a substantial link between the Company’s performance and executive pay, and to provide stockholders with a superior rate of return. It is the Compensation Committee’s philosophy to link the NEOs’ compensation to corporate performance. The individual elements of compensation are addressed differently. Base salaries should be sufficiently competitive to attract and retain highly capable executives; annual incentive bonuses are intended to reward meeting or exceeding budgeted earnings and other established goals each year; long‑term incentives, now primarily in the form of grants of restricted stock, are intended to align executive and stockholder interest, reward long term growth of revenues and earnings, and provide an incentive for key executives to stay with the organization over the long term.

The charts below show that a significant portion of our CEO’s and slightly less than half of our other NEOs’ target total direct compensation (current salary, target annual cash incentives, and the three-year average long‑term equity award values) is variable, “at‑risk” or focused on long‑term results (“at‑risk” actual compensation as a percentage of total actual direct compensation is higher due to above target bonus payments made in 2016). “At‑risk” pay is tied to the achievement of corporate and individual performance or share price performance.

Compensation Committee Process for Establishing Pay

The Compensation Committee retains compensation consultants from time to time to evaluate executive compensation levels and advise on specific programs. Those compensation consultants report directly to the Compensation Committee. During 2016, the Compensation Committee retained Pearl Meyer to advise on various compensation issues. Pearl Meyer has provided the Compensation Committee information regarding its independence as an advisor, including the fact that it has no other contract or business relationship with Willis Lease, and the Compensation Committee took that information into account in concluding that there was no conflict of interest within the meaning of Rule 10C‑1 under the Securities Exchange Act of 1934 affecting Pearl Meyer’s independence.

The base salary, annual incentive compensation and long‑term incentive compensation of the NEOs are determined in part by the Compensation Committee reviewing data on prevailing compensation practices of comparable companies with whom we compete for executive talent and evaluating such information in connection with our corporate goals and compensation practices. The Compensation Committee considers various sources of data when determining executive compensation levels, including compensation data from a sampling of public companies and public compensation surveys.

However, it is difficult to determine a precise peer group of publicly held companies because the vast majority of the Company’s direct competitors are business units within much larger corporations, such as General Electric, United Technologies and Bank of Tokyo Mitsubishi, such that the heads of the leasing divisions do not appear in proxy statements as NEOs. Other direct competitors are internationally based, where compensation programs are not comparable due to the fact that components of compensation are often driven by the cultural norms and local tax implications. In 2015, the Compensation Committee, with the assistance of Pearl Meyer, reviewed the approach to identify companies for compensation comparison (“2015 Comparator Companies”) to supplement the Committee’s understanding of compensation policies and practices of aviation leasing and finance competitors. In selecting the public companies for inclusion as 2015 Comparator Companies, the following factors were considered: a more analogous range of annual revenues ($30 million to $600 million), business operation (leasing, distribution, or support services), and location. The approved 2015 Comparator Companies include:

AeroVironment, Inc.	LMI Aerospace Inc.	On Deck Capital, Inc.
Air Transport Services Group, Inc.	Marlin Business Services Corp.	P.A.M. Transportation Services, Inc.
CAI International Inc.	McGrath Rentcorp	Patriot Transportation Holding, Inc.
Consumer Portfolio Services, Inc.	Medallion Financial Corp.	Regional Management Corp.
Electro Rent Corporation	Mobile Mini, Inc.	SIFCO Industries Inc.
Erickson Incorporated	Neff Corp.	Spartan Motors Inc.
General Finance Corporation	NewStar Financial, Inc.
KVH Industries Inc.	Nuverra Environmental Solutions, Inc.

In 2016, Pearl Meyer evaluated our group of 2015 Comparator Companies and recommended no changes to the comparator group. Subsequent to the Compensation Committee’s approval of the 2016 Comparator Group, Electro Rent Corporation was taken private and Erickson Incorporated has filed for bankruptcy protection and will no longer be included as Comparator Companies.

Our general guideline is to provide a total compensation opportunity that is reasonable. The Compensation Committee does not seek to specifically benchmark compensation based upon the sample companies reviewed nor does the Compensation Committee employ any other formulaic process in making compensation decisions. Rather the Compensation Committee uses its subjective judgment based upon a review of all information, including an annual review for each officer of his or her level of responsibility, contributions to our financial results and our overall performance. The Compensation Committee makes a generalized assessment of these factors and this information is not weighted in any specific manner. Actual compensation packages may vary based on the Compensation Committee’s and Mr. Willis’ subjective evaluation of each executive’s performance and potential as well as the Company’s overall financial position and performance.

Governance of Compensation Programs

Our Chief Executive Officer, in conjunction with our human resources department, develops recommended annual salaries, incentive targets and long‑term incentive compensation for the NEOs. After reviewing the survey and peer group information described above under “Compensation Philosophy and Objectives” and the market information provided by the Compensation Committee’s outside consultant, the Compensation Committee determines in its subjective judgment the annual salaries, incentive targets and long‑term incentive compensation for the NEOs.

Elements of Compensation

Each element of compensation has a different purpose, although in combination they are intended to make sure that Willis Lease has a competitive compensation package that attracts top talent and provides incentives that encourage a high level of short‑ and long‑term performance for the benefit of stockholders. The Compensation Committee looks at these elements both individually (to ensure that each element is achieving its objective) and collectively (to ensure that the total compensation package is competitive). Components of the total executive compensation package, the details of which are discussed below, generally include (i) base salary, (ii) annual incentive compensation in the form of cash bonuses, (iii) long‑term incentive compensation in the form of restricted stock and target performance shares, (iv) participation in the Company’s employee stock purchase plan and other employee benefit plans and programs, and (v) in some cases, severance payments to be made upon an employment termination or change of control of the Company.

The Compensation Committee’s subjective determinations for 2016 compensation took special note of NEOs’ contribution to the transactions and other strategic initiatives set forth in the “2016 Performance Overview” above.

Base Salary:  Each officer’s base salary is set on the basis of the Compensation Committee’s assessment of salary levels in effect for comparable positions in the labor market, the officer’s personal performance, and considerations of any special internal responsibilities. Specifically, as the Company is different in some respects from the other industrial and financial companies in the survey samples, and as to some degree responsibilities of the Company’s executive officers differ from those in typical companies, the Compensation Committee gives some consideration to internal responsibilities when determining salaries. The weight given to these various factors may vary from individual to individual.

Base salaries are reviewed annually each year after updated peer company salary information becomes available, and adjustments are made in accordance with the factors described above. Base salary increases depend in part on market competitiveness, time in position, individual performance and growth during the year, and expected future performance. In 2016, the Compensation Committee approved an increase of 5.27%, 3.5% and 12.5% to each of Mr. Willis’, Mr. Poulakidas’ and Mr. Spaulding’s base salary, respectively. In addition, the Compensation Committee approved an increase of 19.5% to Mr. Hole’s salary as part of his promotion to President of the Company. There were no increases in base salaries for the other executive officers in 2016.

Annual Incentive Compensation: Target bonus percentages for the NEOs started with the target bonus percentage set forth in their respective employment agreements, which percentages were determined in part by compensation negotiations at hire and by evaluating target incentive levels in the prevailing market. (See “Compensation Philosophy and Objectives”.) The employment agreement for Messrs. Willis, Hole, Forsyth, Flaherty and Poulakidas provide for target bonus percentages of 100%, 50%, 60%, 50% and 50%, respectively. Mr. Spaulding’s target bonus percentage was 40%. Based on the Company’s achievement of budgeted pre-tax net income of more than $13 million in 2016, Mr. Hole’s target bonus percentage pursuant to his employment agreement will increase to 65% for 2017.

The Company established a Company-wide bonus plan for 2016.  The 2016 bonus pool was determined based on lease portfolio utilization rate, weighted 20% and pre-tax income (defined as profits reported by the Company and referenced in its income statements as “income before income taxes”), weighted 80%. 70% of such bonus pool was to be allocated in proportion to target bonuses and the other 30% of the pool was to be allocated based on individual contributions. No bonuses would have been paid under the plan if (i) the Company did not achieve a lease portfolio utilization rate of at least 84.8% for 2016, or (ii) pre-tax income for the full year 2016 of at least $9.527 million was not achieved. The 2016 bonus pool funds at the target level with lease portfolio utilization rate of $87.3% and $13,610,000 of pre-tax income. Mid-year bonuses equal to 30% of target bonuses may be payable if interim lease portfolio utilization and pre-tax income goals are met, with such mid-year bonuses reducing dollar for dollar the bonus to be paid after the end of the year. With an average 90% lease portfolio utilization rate and $23,946,000 pre-tax income, the 2016 bonus pool was funded at 172% of target bonuses.

Because of the performance of the Company as reflected above, the Compensation Committee approved bonuses for the 2016 year with 70% of the potential bonus based objectively on the lease portfolio utilization rate and pre-tax income achievement as set forth above. The other 30% of the potential bonus (based on the bonus pool established by the lease portfolio utilization rate and pre-tax income achievement) with respect to each individual was determined by the Committee based on the Committee’s subjective judgment after receiving input regarding executive performance and recommendations from the Chief Executive Officer with respect to executives other than the Chief Executive Officer and other reports from management about each such individual’s contribution to the Company’s performance during 2016.  The Compensation Committee considered numerous quantitative and qualitative factors for this portion of the bonus in a subjective manner, including:

•	Management focus on growing the Company and successfully pursuing growth;

•	Securing financing to enable targeted growth;

•	Salesforce and leadership development and focus on attractive markets;

•	General economic and market conditions;

•	Maintenance of customer, vendor and joint venture relationships; and

•	Management efficiency.

The amounts earned by the NEOs under the Company’s 2016 bonus plan are set forth under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long‑term Incentive Compensation:  To reward executives for the long‑term growth in the value of the Company’s shares, the Compensation Committee also makes long‑term incentive grants annually. Grants of restricted stock awarded to officers, including all NEOs, are based primarily on competitive grant practices as determined by the Compensation Committee. Also, as explained above, each element of compensation is determined separately and therefore other forms of compensation paid to the NEOs do not directly influence the amount of long‑term incentive compensation that the Company awards.

The 2007 Incentive Stock Plan provides the flexibility to grant a variety of types of equity awards to provide long‑term incentives to employees. The Compensation Committee’s primary type of long‑term incentive grants is restricted stock. The Compensation Committee, after consulting with its compensation consultants, has determined that restricted stock is the best vehicle for long‑term executive incentives, instead of the stock options previously granted. In the Compensation Committee’s judgment, restricted stock reduces the dilution of stockholders’ interest by providing similar value with an estimate of only 1/3 of the number of shares as would be involved in an option grant. The introduction of the requirement to expense option awards for financial statement reporting purposes also makes restricted stock more attractive in both an absolute dollar sense and simplicity in calculating the accounting expense of the grants. The Compensation Committee also believes that restricted stock has a stronger retention value than do options which can expire without providing any incentive benefit. The current expectation is that restricted stock awards will be the primary form of long‑term incentives for our executives.

The Compensation Committee approved a grant of 75,000 shares of restricted stock to Mr. Willis in 2016. Messrs. Hole and Flaherty received grants of 5,000 and 10,000 shares of restrictive stock, respectively, under their corresponding new employment agreements with the Company. The 5,000 shares of restrictive stock granted to Mr. Hole vested on March 31, 2017, and such vesting was contingent on the Company earning budgeted pre-tax net income of $13 million. No other executive officer was issued a long-term incentive grant in 2016.

Beginning in 2016, the Compensation Committee established an equity award grant structure which awards a combination of time-based vesting restricted stock and target performance shares. Each NEO was eligible to receive a range of performance shares based on achievement of a minimum, target or maximum Pre-Tax Return on Equity or growth in share price over the one-year period ending December 31, 2016. For the CEO, if the Company’s stock price achieves a 5%, 10% or 15% growth over a base price of $17.60 per share, the CEO would receive 50%, 100% or 200% of his target number of performance shares. Our year ending stock price was $25.58, which reflects a 45% increase over the base price.  For the other NEOs, if the Company’s Pre-Tax Return on Equity (income before taxes divided by prior year-end equity) for fiscal year 2016 achieved 8%, 9% or 10%, each NEO would receive 50%, 100% or 200% of their target number of performance shares. Our fiscal year 2016 Pre-Tax Return on Equity was 11.4%, which reflects a 94% increase over fiscal year 2015 Pre-Tax Return on Equity.  Once earned, performance shares are subject to additional vesting over a three year period. As a result of the Company’s performance on the two measures, the Compensation Committee approved granting of the maximum number of performance shares which occurred March 17, 2017.

Restricted stock awards granted on March 17, 2017, which will be disclosed in the 2018 proxy statement under the Grants of Plan-Based Awards and the Summary Compensation Table:

Executive	Restricted Stock	Target Performance Shares	Earned Performance Shares	Total Restricted Shares Granted on March 17, 2017
Charles F. Willis, IV	54,000	22,000	44,000	94,000
Brian R. Hole	7,500	7,500	15,000	22,500
Scott B. Flaherty	5,000	5,000	10,000	15,000
Dean M. Poulakidas	5,000	5,000	10,000	15,000
Anthony R. Spaulding	3,000	3,000	6,000	9,000

Pursuant to Mr. Flaherty’s employment agreement with the Company, he is eligible to receive 10,000 shares of the Company’s common stock on or about March 31, 2018, provided that the Company achieves its adjusted budget during the 2017 fiscal year. One-third of these shares will vest on each anniversary of the grant date through the third anniversary provided that Mr. Flaherty is employed by the Company on each such anniversary date.

Employee Stock Purchase Plan:  With the exception of the CEO, whose ownership level precludes his participation under IRS regulations, our NEOs, as well as all other eligible employees, may purchase Company shares at a discount under the Employee Stock Purchase Plan.

Under our Employee Stock Purchase Plan (as amended, the “ESPP”) 250,000 shares of common stock were reserved for issuance, of which only 2,833 remain available to be issued to employees. Therefore, the Company is asking stockholders to approve an additional 75,000 shares for issuance under the ESPP. Participants may purchase no more than 1,000 shares or $25,000 of common stock in any one calendar year. Each January 31 and July 31, shares of common stock are purchased with the employees’ payroll deductions from the immediately preceding six months at a price per share of 85% of the lesser of the market price of the common stock on the purchase date or the market price of the common stock on the date of entry into an offering period.

Perquisites and Other Personal Benefits:  The Company provides its NEOs with limited perquisites and other personal benefits in addition to those provided to other employees, including additional life insurance, financial tax planning, personal use of company cars, golf club memberships, travel expenses, and spousal travel under limited circumstances. The Company also provided Mr. Willis with relocation assistance in connection with his moves to the United Kingdom and Florida. The costs of the perquisites and personal benefits for the NEOs for the fiscal year ended December 31, 2016 are included in the “2016 Summary Compensation Table” in this Proxy Statement.

Executive Stock Ownership

The Company promotes share ownership by its executives, and encourages them to acquire shares through the ESPP (in which all eligible executives may participate) and long‑term stock incentives in the form of restricted stock. At its meeting on October 24, 2016, the Compensation Committee approved stock ownership guidelines that cover NEOs and directors. Pursuant to the guidelines, the Company’s NEOs and directors are required to maintain the following levels of equity in the Company: Chief Executive Officer, five times base salary; President, three times base salary; other NEOs, two times base salary; and directors, three times the amount of their annual cash retainer. For purposes of determining an individual’s ownership level, shares held directly or indirectly with a pecuniary interest, vested restricted stock and unvested time-based restricted stock are included in the calculation while unexercised options and unvested performance-contingent restricted stock are not. The covered individuals generally have five years to achieve the required ownership level.

Employment Agreements and Severance Payments

Employment agreements have been entered into with Messrs. Willis, Forsyth, Hole, Flaherty and Poulakidas, with such agreement with Mr. Forsyth now terminated. In addition to providing for severance as described below, such agreements provide for base salary (subject to increase but not decrease unless part of a salary reduction program affecting all senior executive officers), bonus compensation (as described in the “Annual Incentive Compensation” section of the “Elements of Compensation” portion of the Compensation Discussion and Analysis) and certain benefits. Mr. Flaherty’s employment agreement provided for a one-time signing bonus of $70,000 which he must repay if he leaves the Company or is terminated by the Company for cause within 12 months of his employment start date. As described in detail below, the employment contracts specify certain severance benefits to be paid in the event of an involuntary termination. Consistent with our compensation philosophy, the Compensation Committee believes that the interests of stockholders are best served if the interests of senior management are aligned with those of the stockholders. To this end, we provide enhanced change of control severance benefits to certain of our executive officers to reduce any reluctance of the executive officers to pursue or support potential change in control transactions that would be beneficial to our stockholders. The agreement to pay such severance resulted from negotiations of employment terms with our NEOs. For further details, please refer to the section “Termination and Change in Control Payments” elsewhere in this proxy statement. The employment agreements also provide a nondisclosure and non‑solicitation of employees covenant for three years after termination of employment (except for Mr. Forsyth whose non‑solicitation covenant period is two years after termination of employment). None of the NEOs are eligible for a tax gross‑up of any parachute excise tax in the event of a change in control.

Impact of Accounting and Tax Treatments of a Particular Form of Compensation

The accounting and tax treatment of the elements of our compensation program is one factor considered in the design of the compensation program. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, the federal income tax deduction for certain types of compensation paid to the chief executive officer and the three other most highly compensated executive officers of publicly held companies (other than the principal financial officer) is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The principal requirement is that such compensation must qualify as “performance‑based.”

The Compensation Committee believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, the Board has not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under any of our compensation programs, including salaries, annual incentive awards, performance awards and grants of restricted stock units, may not qualify as performance‑based compensation that is excluded from the limitation on deductibility. In addition, due to the ambiguities and uncertainties as to the application and interpretation of Section 162(m), no assurance can be given that compensation even if intended by the Compensation Committee to satisfy the requirements for deductibility under Section 162(m) would, in fact, do so.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has submitted the following report for inclusion in this Proxy Statement:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our review of and the discussions with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2016 for filing with the SEC.

The foregoing report is provided by the following Directors, who constitute the Compensation Committee:

COMPENSATION COMMITTEE

Hans Joerg Hunziker, Committee Chair
Robert J. Keady
Robert T. Morris

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of the following three independent Directors: Hans Joerg Hunziker (Chair), Robert J. Keady and Robert T. Morris. None of our executive officers currently serve on our Compensation Committee. None of our executive officers is, or was during 2016, serving as a director of or member of the compensation committee of another entity, one of whose executive officers serves, or served, on our Compensation Committee or our Board.

The following table sets forth certain information with respect to the compensation of our Chief Executive Officer, Chief Financial Officer, the three most highly compensated Executive Officers other than the CEO and CFO based on total compensation for their services with us in all capacities.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2016

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
Name and		Salary	Bonus	Awards	Grants	Compensation	Compensation		Total
Principal Position	Year	($)	($)	($)(1)	($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)
Charles F. Willis, IV,	2016	991,667	—	1,583,250	—	1,704,000	247,886	(2)	4,526,803
Chief Executive	2015	950,000	815,000	2,306,250	—	—	325,036		4,396,286
Officer	2014	931,250	—	1,963,000	—	—	690,359		3,584,609

Brian R. Hole	2016	364,500	—	108,050	—	257,000	9,726	(3)	739,276
President	2015	306,000	202,000	—	—	—	7,934		515,934
	2014	—	—	—	—	—	—		—

Scott B. Flaherty	2016	199,306	70,000	233,900	—	176,625	74,793	(4)	754,624
Senior Vice President	2015	—	—	—	—	—	—		—
and Chief Financial	2014	—	—	—	—	—	—		—
Officer

Dean M. Poulakidas,	2016	369,375	—	—	—	318,875	11,481	(5)	699,731
Senior Vice President	2015	360,000	154,000	—	—	—	17,209		531,209
General Counsel and	2014	397,500	20,000	405,200	—	—	24,994		847,694
Corporate Secretary

Anthony R. Spaulding	2016	262,500	—	—	—	165,400	10,166	(6)	438,066
Former Senior Vice President	2015	235,188	61,000	—	—	—	10,103		306,291
Technical Engine Services and Program Chief Services Officer	2014	—	—	—	—	—	—		—

Bradley S. Forsyth,	2016	109,622	—	—	—	—	3,974	(7)	113,596
Former Senior Vice President	2015	327,215	130,000	—	—	—	15,896		473,111
and Chief Financial Officer	2014	361,250	18,000	202,600	—	—	15,245		597,095

Ernest J. Furtado	2016	88,800	—	—	—	—	1,600	(8)	90,400
Interim Chief Financial Officer

(1)

The amounts in this column represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 as discussed in Note 12 – Stock-Based Compensation Plans - in our report filed on Form 10K for the fiscal year 2016 filed with the Securities and Exchange Commission.

(2)

Includes (i) a 401(k) matching contribution in the amount of $12,000 (ii) $3,126 for the allocated cost of Mr. Willis’ participation in a group life, disability and accidental death and dismemberment policy that covers certain of the Company’s executive officers, (iii) $7,478 for an individual accidental death and dismemberment policy for Mr. Willis, (iv) $2,133 for UK insurance for spouse, (v) $1,855 for tax gross-ups for personal UK expenses and the following perquisites:

•	$17,542 for spousal travel. This amount is based on the actual cost to the Company
•	$316 for personal use of a company car. This amount was calculated as a proration of total fuel costs and highway tolls (based on personal use as a percentage of total use)
•	$30,000 for financial, tax and estate planning services. This amount is based on the actual cost to the Company.
•	$173,436 moving reimbursements benefits paid to or on behalf of Mr. Willis in connection with his relocation to the United Kingdom. This amount is based on the actual cost to the Company.

•	In addition, Mr. Willis had guests accompany him on the Company’s plane on business trips during 2016 with no or de minimis incremental costs.
(3)

Includes (i) a 401(k) matching contribution in the amount of $6,342, (ii) $2,309 for the allocated cost of Mr. Hole’s participation in a group life, disability and accidental death and dismemberment policy that covers certain of the Company’s executive officers, and (iii) $1,075 for personal use of a company car which was calculated as a proration of total fuel costs and highway tolls (based on personal use as a percentage of total use).

(4)

Includes (i) $2,597 for the allocated cost of Mr. Flaherty’s participation in a group life, disability, and accidental death and dismemberment policy that covers certain of the Company’s executive officers, and (ii) $72,196 moving reimbursements benefits paid on behalf of Mr. Flaherty in connection with his relocation to California.

(5)

Includes (i) a 401(k) matching contribution in the amount of $9,000, and (ii) $2,481 for the allocated cost of Mr. Poulakidas’ participation in a group life, disability, and accidental death and dismemberment policy that covers certain of the Company’s executive officers.

(6)

Includes (i) a 401(k) matching contribution in the amount of $8,586, and (ii) $1,580 for the allocated cost of Mr. Spaulding’s participation in a group life, disability, and accidental death and dismemberment policy that covers certain of the Company’s executive officers.

(7)

Includes (i) a 401(k) matching contribution in the amount of $3,263, and (ii) $711 for the allocated cost of Mr. Forsyth’s participation in a group life, disability, and accidental death and dismemberment policy that covers certain of the Company’s executive officers. Mr. Forsyth ceased to be an officer February 2016.

(8)	Includes a 401(k) matching contribution in the amount of $1,600. Mr. Furtado’s interim role with the Company ceased on June 9, 2016.

GRANTS OF PLAN‑BASED AWARDS

For Fiscal Year Ended 2016

								All Other	Grant Date
								Stock Awards:	Fair Value of
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number of Shares	Stock and
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			of Stock or	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Name	Date	($)(1)	($)(1)	($)(1)	(#)(2)	(#)(2)	(#)(2)	(#)(3)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Charles F. Willis, IV	3/1/2016	—	$1,000,000	—	—	—	—	75,000	$1,583,250

Brian R. Hole	4/1/2016	—	$380,000	—	5,000	5,000	5,000		$108,050

Scott B. Flaherty	7/5/2016	—	$350,000	—	—	—	—	10,000	$233,900

Dean M. Poulakidas		—	$375,000	—	—	—	—	—	$—

Anthony R. Spaulding		—	$270,000	—	—	—	—	—	$—

Bradley S. Forsyth		—	$—	—	—	—	—	—	$—

Ernest J. Furtado		—	$—	—	—	—	—	—	$—

(1)	See “Compensation Discussion and Analysis – Elements of Compensation – Annual Incentives” for details regarding the annual incentive.
(2)

The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent performance shares awarded under the 2007 Incentive Stock Plan. Performance share awards are granted for a one-year performance period with payout determined at the end of the period based on if the Company achieves budgeted pre-tax net income of $13 million or more in 2016.

(3)	Reflects restricted stock awards granted in 2016. For additional information, please see “Compensation of Executive Officers—Long-Term Incentive Compensation” above.
(4)	The amounts in this column represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

The following table sets forth certain information with respect to the outstanding equity awards held by the NEOs at the end of 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL 2016 YEAR‑END

	Option Awards			Stock Awards
	Number of				Number of		Market
	Securities				Shares or		Value of
	Underlying				Units of		Shares or
	Unexercised				Stock That		Units of
	Options	Option	Option	Award	Have Not		Stock That
	(#)	Exercise	Expiration	Grant	Vested		Have Not
Name	Exercisable	Price($)	Date	Date	(#)		Vested($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)
Charles F. Willis, IV	—	—	—	4/9/2013	16,250	(1)
				10/1/2014	25,000	(2)
				7/1/2015	83,333	(2)
				3/1/2016	75,000	(2)
					199,583		$5,105,333

Brian R. Hole	—	—	—	9/23/2014	4,000	(1)
				4/1/2016	5,000	(3)
					9,000		$230,220

Scott B. Flaherty	—	—	—	7/5/2016	10,000	(2)
					10,000		$255,800

Dean M. Poulakidas	—	—	—	4/9/2013	3,750	(1)
				10/1/2014	6,666	(2)
					10,416		$266,441

Anthony R. Spaulding	—	—	—	4/9/2013	500	(1)
				10/1/2014	1,666	(2)
					2,166		$55,406

Bradley S. Forsyth	—	—	—		—		$—

Ernest J. Furtado	—	—	—		—		$—

(1)	Shares of restricted stock vest in four equal annual installments on each anniversary of the grant date.
(2)	Shares of restricted stock vest in three equal annual installments on each anniversary of the grant date.
(3)	Shares of restricted stock vest on March 31, 2017 provided the Company achieves budgeted pre-tax net income of at least $13 million in 2016.

The following table sets forth certain information with respect to options exercised by the Named Executive Officer and stock that vested during fiscal year 2016.

OPTION EXERCISES AND STOCK VESTED

For Fiscal Year Ended 2016

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized
	Exercise	Exercise	Vesting	on Vesting
Name of Executive Officer	(#)	($)(1)	(#)	($)(2)
(a)	(b)	(c)	(d)	(e)
Charles F. Willis, IV	—	—	115,417	$2,640,695
Brian R. Hole	—	—	2,000	$45,940
Scott B. Flaherty	—	—	—	$—
Dean M. Poulakidas	—	—	10,417	$238,987
Anthony R. Spaulding	—	—	2,167	$50,360
Bradley S. Forsyth	—	—	5,000	$90,000
Ernest J. Furtado	—	—	—	$—

(1)	The amount was calculated based on the difference between the market price of the Company’s common stock on the date of exercise and the exercise price.

(2)	The amount was calculated based on the market value of the Company’s common stock on the vesting date.

Termination and Change in Control Payments

Employment contracts for Messrs. Willis, Hole, Flaherty and Poulakidas specify certain severance benefits to be paid in the event of an “Involuntary Termination” (i.e., termination of employment by the Company without cause or resignation by the employee for good reason) and, in the case of Messrs. Hole, Flaherty and Poulakidas, specified severance benefits in the event of an Involuntary Termination within 18 months following a change of control (a “Change of Control Termination”).

The maximum of these benefits payable to Mr. Willis would represent (i) three times his base salary, plus (ii) a prorated portion of his annual incentives accrued during the year of termination, plus (iii) three times the average annual incentives he earned during the three years prior to his Involuntary Termination, plus (iv) distribution of unpaid deferred compensation, immediate vesting of all stock options and restricted stock, continued payment for three years for club memberships and financial, tax and estate planning, and continued coverage for three years under the Company’s employee group benefit plans. Additionally, in the event Mr. Willis is terminated with less than the one year’s notice required by his contract, he is entitled to a lump sum payment equal to his annual base salary prorated for the portion of the year for which he did not receive notice. Upon a change of control, Mr. Willis is entitled to immediate vesting of all stock options and restricted stock, whether or not his employment is terminated. In the event that Mr. Willis voluntarily retires, he is entitled to purchase or assume the lease for his company car, to continued payment for his club memberships and financial planning services in accordance with his contract, and to continued coverage under the Company’s employee group benefit plans for one year following his retirement.

The maximum of these severance benefits payable to Mr. Hole would represent (i) six months of his base salary for an Involuntary Termination or one year’s salary for a Change of Control Termination, plus (ii) payment of any vested annual incentives due as of his termination for an Involuntary Termination or Change of Control Termination, plus (iii) only in the case of a Change of Control Termination, the average annual incentives he earned during the two years prior to his termination. In addition, he is entitled to immediate vesting of all stock options and restricted stock scheduled to vest during the two years following the termination date, and continued coverage under the Company’s employee group benefit plans for six months following an Involuntary Termination, or for one year following a Change of Control Termination. Additionally, in the event Mr. Hole is terminated with less than the six months’ notice required by his contract, he is entitled to a lump sum payment equal to six months of his annual base salary.

The maximum of these severance benefits payable to Mr. Flaherty would represent (i) six months of his base salary for an Involuntary Termination or one year’s base salary for a Change of Control Termination, plus (ii) payment of any vested annual incentives due as of his termination for an Involuntary Termination or Change of Control Termination, plus (iii) only in the case of a Change of Control Termination the average annual incentives he earned during the two years prior to his termination. In addition, he is entitled to immediate vesting of all stock options and restricted stock scheduled to vest during the two years following the termination date, and continued coverage under the Company’s employee group benefit plans for six months following an Involuntary Termination, or for one year following a Change of Control Termination. Additionally, in the event Mr. Flaherty is terminated with less than the one year’s notice required by his contract, he is entitled to a lump sum payment equal to six months of his annual base salary.

The maximum of these severance benefits payable to Mr. Poulakidas would represent (i) six months of his base salary for an Involuntary Termination or one year’s salary for a Change of Control Termination, plus (ii) payment of any vested annual incentives due as of his termination for an Involuntary Termination or Change of Control Termination, plus (iii) only in the case of a Change of Control Termination, the average annual incentives he earned during the two years prior to his termination. In addition, he is entitled to immediate vesting of all stock options and restricted stock scheduled to vest during the two years following the termination date, and continued coverage under the Company’s employee group benefit plans for six months following an Involuntary Termination, or for one year following a Change of Control Termination. Additionally, in the event Mr. Poulakidas is terminated with less than the six months’ notice required by his contract, he is entitled to a lump sum payment equal to six months of his annual base salary.

If any of these payments or benefits would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, as amended, and would be subject to the Excise Tax imposed by Section 4999 of the Internal Revenue Code, the employment contracts of each of Messrs. Willis, Hole, Flaherty and Poulakidas stipulate that payments to each of them will be reduced, to the extent necessary, so that no portion of the payments would be subject to the Excise Tax. This reduction shall only occur if the after‑tax net present value of the payments, as so reduced is greater than or equal to the after‑tax present value of such payments without such reduction.

Other than as described above, if a NEO ceases to be employed by us because of his or her resignation or retirement (other than for reasons constituting a constructive termination under his or her employment agreement), no severance payments are owed by us.

The following table shows potential payments to our NEOs under existing contracts for (i) an Involuntary Termination, and (ii) Change of Control Termination, in each case, on December 31, 2016.

Potential Payments on Involuntary Termination or

Change of Control Termination

	Willis			Hole			Flaherty		Poulakidas			Spaulding (3)
	Termination	Change		Termination	Change		Termination	Change	Termination	Change		Termination	Change
Severance payment	$3,000,000	$3,000,000		$190,000	$380,000		$175,000	$350,000	$187,500	$375,000		—	—
In lieu of notice	1,000,000	1,000,000		190,000	190,000		175,000	175,000	187,500	187,500		—	—
Annual incentives	2,919,000	2,919,000		257,000	383,000		176,625	176,625	318,875	405,875		165,400	165,400
Accelerated Vesting of Restricted Stock Awards(1)	5,105,333	5,105,333		230,220	230,220		170,542	170,542	266,441	266,441		—	—
Accrued Vacation and Sick Pay	173,100	173,100		58,400	58,400		23,300	23,300	56,700	56,700		13,400	13,400
Continued Coverage under all group plans	161,134	161,134		14,703	29,405		13,550	27,100	5,953	11,905		—	—
Club Memberships	—	—		—	—		—	—	—	—		—	—
Financial/Tax/Estate Planning	90,000	90,000		—	—		—	—	—	—		—	—
Total Severance Payment	$12,448,567	$12,448,567	(2)	$940,323	$1,271,025	(2)	$734,017	$922,567	$1,022,969	$1,303,421	(2)	$178,800	$178,800

(1)

The value of the unvested restricted stock awards as of December 31, 2016 was set forth in the Outstanding Equity Awards at Fiscal 2016 Year-End table and based on the Company's closing stock price on December 31, 2016 of $25.58. These values would be the same for both an Involuntary Termination and a Change of Control Termination. The additional aggregate value of equity vesting acceleration as of December 31, 2016 for both an Involuntary Termination and a Change of Control Termination for Mr. Hole, Mr. Flaherty and Mr. Poulakidas is limited to awards vesting in the two years following termination.

(2)

No adjustment in these numbers was made to reflect any reduction that would have been made so that payments would not trigger a parachute payment excise tax. However if a Change of Control Termination occurred on December 31, 2016, such a reduction may have been necessary.

(3)	Mr. Spaulding resigned from the Company effective April 14, 2017. He did not have an employment agreement with the Company.

The following table summarizes compensation by individual non‑employee directors for 2016.

DIRECTOR COMPENSATION

For Fiscal Year Ended 2016

					Change in
					Pension Value
					and
					Nonqualified
	Fees Earned			Non‑Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation		Total
Name	($)	($)(2)	($)	($)	($)	($)		($)
(a)	(b)(1)	(c)	(d)	(e)	(f)	(g)(3)		(h)
Hans Joerg Hunziker(3)	$147,639	$190,627	—	—	—	—		$338,266
Robert J. Keady	85,076	190,627	—	—	—	—		275,703
Robert T. Morris	102,576	190,627	—	—	—	—		293,203
Austin C. Willis	18,769	353,360	—	—	—	331,009	(4)	703,138

(1)

Each director received quarterly payments of $18,769 ($56,307) for the first three quarters of 2016. In the fourth quarter of 2016 each director received a quarterly payment of $28,769 which included $10,000 increase for 2016.  For services as chair of the Audit Committee and Compensation Committee, respectfully, Mr. Morris and Mr. Hunziker receive an additional $4,375 quarterly payment ($17,500 for the year). Mr. Willis became an employee-Director in March 2016 and, therefore, he only received for his director service his first quarterly payment of $18,769 and the additional restricted stock grant of 5,000 shares on March 1, 2016 in recognition of the Company’s 2015 performance. On March 31, 2016, Mr. Willis received a restricted stock grant of 8,000 shares which will vest over four years for his service as an employee.

(2)	The amounts in this column represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(3)

In recognition of the adverse effects of European exchange rates against the U.S. dollar, the Compensation Committee agreed to allow the compensation of European directors to be adjusted based on the rate in effect on their first election to the Board, effective January 1, 2008. This adjustment is paid in cash.

(4)

Mr. Willis also received (i) salary compensation of $191,250, (ii) $1,674 for the allocated cost of Mr. Willis’ participation in a group life, disability, and accidental death and dismemberment policy that covers certain of the Company’s executive officers, (iii) $99,500 2016 bonus payment, (vi) a 401(k) matching contribution in the amount of $7,150, (v) $20,000 moving reimbursement, and (vi) $11,435 signing bonus.

The unvested restricted stock held by each Director is as follows: Mr. Hunziker, 9,283; Mr. Keady, 12,200; Mr. Morris, 9,283; Mr. Willis, 13,833. Under the 2007 Plan each non-employee Director received a restricted stock grant of 5,000 shares of common stock when first becoming a non-employee Board member. In addition, each Board member who is to continue to serve as an independent Director is granted restricted stock worth approximately the same dollar amount as the annual cash retainer based on the market price of our common stock on the date of the Company’s Annual Meeting of Stockholders. Each 5,000 share initial restricted stock grant vests in a series of four successive equal annual installments over the recipient’s period of continued service as a Director measured from the grant date. Each annual restricted stock grant based on the cash annual retainer amounts vests in one installment on the recipients’ completion of one year of Board service measured from the grant date. In recognition of the Company’s performance in 2015, each Board member received an additional restricted stock grant of 5,000 shares on March 1, 2016 which will vest over two years.

PROPOSAL 2

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation philosophy and programs are designed to foster a performance-oriented culture that aligns our executive officers’ interests with those of our stockholders. Please read the “Compensation Discussion and Analysis” in the proxy statement for details about our executive compensation programs, including information about the fiscal year 2016 compensation of our NEOs.

We are asking our stockholders to indicate their support for the compensation arrangements with our NEOs as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution to be presented at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosure.”

This “say-on-pay” vote is advisory, and therefore is not binding on the Company, the Compensation Committee or our board of directors. Our board of directors and our Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are appropriate to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE RESOLUTION ABOVE, RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTING ON APPROVAL OF EXECUTIVE COMPENSATION

As a result of the Dodd-Frank Act, publicly-traded companies were required to hold an initial advisory stockholder vote to determine the future frequency of advisory votes on approval of executive compensation, and are required to hold periodic subsequent votes to confirm that frequency. Advisory votes on executive compensation may be held every one, two or three years under the Dodd-Frank Act. At the Company’s Annual Meeting of Stockholders in 2011, stockholders voted to hold such an advisory vote every three years. The Board is recommending to continue holding such an advisory vote every three years. This is because the Company’s executive compensation programs are designed to drive long-term stockholder value. The Company believes, therefore, that holding an advisory vote on executive compensation every three years is sufficient and appropriate to assess whether these programs are appropriately motivating employees and driving stockholder value. If we were to hold such votes more frequently, we believe the potential for substantial changes in compensation programs as a result of those votes could interfere with the incentives being provided to executive officers to maximize long-term stockholder value. Corporate results could also be affected because the potential for more frequent changes in approach may result in a lack of focus on aligning compensation with longer-term Company strategies. In addition, due to the periodic volatility in our industry, the economy and in the stock markets, we believe a vote every three years will allow our stockholders to gain a more meaningful perspective on our compensation plans and programs than would occur with more frequent votes. Similar to the vote on executive compensation, this proposal is also an advisory vote and is not binding on the Company. However, the Company values the opinions expressed by our stockholders, and will consider the outcome of the votes both on executive compensation itself and on the frequency of votes when making future decisions on the frequency of such votes.

The Board of Directors unanimously recommends that you vote for the option of “every three years” for future advisory votes on APPROVAL OF executive compensation.

PROPOSAL 4

AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

The Company’s stockholders are being asked to approve an amendment and restatement to the ESPP that will increase the maximum number of shares of common stock authorized for issuance over the term of the ESPP from 250,000 to 325,000 and extend the term of the ESPP until the last business day of May 2027.

The ESPP is intended to provide employees of the Company and Willis Aeronautical Services, Inc. with additional incentives by permitting them to acquire a proprietary interest in the Company through the purchase of the Company’s common stock. The ESPP was initially adopted by the Company’s Board of Directors on June 20, 1996 and such adoption was subsequently approved by the Company’s stockholders. It was amended and restated as of August 1, 1998 and August 1, 2004. It was again amended and restated as of May 20, 2010, and such amendment and restatement was subsequently approved by the Company’s stockholders.

Of the 250,000 shares currently authorized under the ESPP, 247,167 shares have been issued as of April 3, 2017. If approved, the proposed authorized share increase will assure that a sufficient reserve of common stock is available under the ESPP to attract and retain the services of key individuals essential to the Company’s long-term growth and success.

The amendment and restatement to the ESPP was adopted by the Board as of April 14, 2017. The following is a summary of the principal features of the ESPP, as most recently amended. However, the summary does not purport to be a complete description of all the provisions of the ESPP. A copy of the actual plan document is attached to this Proxy Statement as Exhibit A.

Administration

The Administration of the ESPP is overseen by the Compensation Committee of the Board of Directors. The committee has full power to interpret the ESPP and, subject to the express terms of the ESPP, to establish the terms of offerings under the ESPP. The decisions of the committee are final and binding on all participants.

Eligibility

All Employees of the Company (including officers and directors), who work more than twenty hours per week and more than five months in any calendar year (unless otherwise required by local law), and who commenced employment with the Company on or before the first day of the applicable Offering Period (as defined below), will be eligible to participate in the ESPP. However, an employee will not be eligible to participate if, as a result of participating, that employee would hold five percent or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary. Further, no employee’s right to purchase common stock under the ESPP may accrue at a rate which exceeds $25,000 per year of the fair market value of stock. Approximately 94 employees currently would be eligible to participate in the ESPP as of April 15, 2017.

Offerings Under the ESPP

Eligible employees of the Company may elect to participate in the ESPP by giving notice to the Company and instructing the Company to withhold a specified percentage of the employee’s salary during successive month periods. Generally, the periods run for up to twenty four months and each period is referred to as an “Offering Period.” Each Offering Period is broken down into four Purchase Intervals of six months running from the first business day of August to the last business day of January, and the first business day of February to the last business day of July. An eligible employee may authorize a salary deduction of any whole percentage, up to ten percent, of his base, straight-time, gross earnings. An employee’s salary deductions may be reduced to zero, without his or her consent, at any time during an Offering Period, to comply with the limitations contained in the ESPP or under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Purchase Price and Shares Purchased

On the last business day of a Purchase Interval, the withheld salary will be used to purchase common stock at a price equal to 85% of the fair market value of the common stock on either the first day or the last day of the Offering Period, whichever price is less (the “Purchase Price”). For this purpose, fair market value is the closing sales price reported on the NASDAQ or, in the absence of reported sales on the relevant date, the closing sales price on the immediately preceding date on which sales were reported. If, on the last day of a Purchase Interval, the number of shares of common stock to be purchased by all participants exceeds the number of shares available for purchase during the Purchase Interval, the Company will make a pro rata allocation of the shares remaining available for purchase. The maximum number of shares purchasable by a participant on the last business day of a Purchase Interval is 500 shares.

Withdrawal/Termination of Participation

Shares will be purchased automatically on the last day of the Purchase Interval for a participating employee who remains an eligible participant. Participation ends automatically upon an employee’s termination of employment with the Company for any reason, including retirement or death. During any Purchase Interval, an employee may withdraw from participation in the ESPP at any time prior to the end of any Purchase Interval, or may during the Offering Period decrease the rate of salary deductions. Upon a participant’s termination or withdrawal from the ESPP, all accumulated payroll deductions for the participant made prior to termination, are returned, without interest, and no shares are purchased for that employee’s account.

Shares Subject to the ESPP

The maximum number of shares of common stock which may be purchased by employees under the ESPP, if approved, will be 325,000 shares (of which 247,167 shares have been issued pursuant to the ESPP as of April 15, 2017), subject to adjustments for stock splits, stock dividends and similar transactions. The shares may be authorized but unissued shares of common stock, issued shares held in or acquired for the Company’s treasury, or shares reacquired by the Company upon purchase in the open market. The closing price of a share of common stock on April 13, 2017 was $22.32.

Amendment and Termination of the ESPP

The ESPP may be amended or terminated by the Board of Directors in any respect, except that no amendment shall be effective without stockholder approval if the amendment would, among other things, increase the aggregate number of shares of common stock which may be issued under the ESPP, and no termination, modification or amendment of the ESPP may, with respect to the Offering Period in which the termination, modification or amendment occurs, adversely affect the rights of an employee then participating in the ESPP without the employee’s consent.

Federal Income Tax Consequences

The following general summary describes the typical U.S. federal income tax consequences of the ESPP based upon provisions of the Code as in effect on the date hereof, current regulations promulgated and proposed thereunder, and existing public and private administrative rulings of the Internal Revenue Service, all of which are subject to change (possibly with retroactive effect). This summary is not intended to be a complete analysis and discussion of the federal income tax treatment of the ESPP, and does not discuss gift or estate taxes or the income tax laws of any municipality, state, or foreign country.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. An employee will not recognize income upon electing to participate in the ESPP or upon purchasing shares under the ESPP. If the employee does not dispose of shares for at least two years from the beginning of the Offering Period in which the shares were purchased, or in the event of his or her death (whenever occurring), the employee will realize ordinary income upon the disposition (including by sale, gift or death) in an amount equal to the lesser of: (i) the excess of the fair market value of the shares at the time of disposition over their Purchase Price; or (ii) the excess of the fair market value of the shares on the first day of the Offering Period over their Purchase Price. Any additional gain will be taxed as long-term capital gain. If the fair market value of the shares at the time of their disposition is below the Purchase Price, the employee will not recognize any ordinary income, and any loss will be a long-term capital loss. The Company will not have a deductible expense as a result of the purchase of stock under the ESPP, unless there is a “disqualifying” disposition, as described in the next paragraph.

If shares purchased under the ESPP are sold by an employee within two years after the beginning of the Offering Period in which the shares were purchased, then that sale constitutes a “disqualifying” disposition in which the employee will realize (1) ordinary income in an amount equal to the excess of the fair market value of the shares on the date of purchase (i.e., the last day of the Offering Period) over the Purchase Price, and (2) a capital gain or loss equal to the difference between: (i) the amount received for the shares; and (ii) the sum of the Purchase Price and the amount of ordinary income recognized. If the disqualifying disposition occurs more than one year after the date of purchase, any capital gain or loss will be long-term; otherwise it will be short-term. If an employee recognizes ordinary income as a result of a disqualifying disposition, the Company will be entitled to a corresponding deduction. To the extent required under the Code and Internal Revenue Service guidance, the Company will withhold income and employment taxes with respect to purchases and dispositions of shares under the ESPP.

Plan Benefits

No purchase rights have been granted, and no shares have been issued, on the basis of the 75,000 share increase, which is the subject of this proposal. Participation in the ESPP is within the discretion of the eligible employees. Because benefits under the ESPP will depend on employees’ elections to participate and the fair market value of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the share increase is approved by the stockholders. Mr. Willis and the non-employee directors are not eligible to participate in the ESPP.

The following table outlines our Equity Compensation Plan Information as of December 31, 2016.

Number of securities
remaining available
	Number of securities		for future issuance
	to be issued upon	Weighted‑average	under equity
	exercise of	exercise price of	compensation plan
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Plans Not Approved by Stockholders:
None	n/a	n/a	n/a
Plans Approved by Stockholders:
Employee Stock Purchase Plan	—	n/a	8,898	(1)
1996 Stock Option/Stock Issuance Plan*	—		$—
2007 Stock Incentive Plan	—	n/a	555,388
Total	—		$564,286

(1)

On January 31, 2017, employees purchased 6,065 shares pursuant to the Employee Stock Purchase Plan resulting in 2,833 shares remaining available for issuance under the Employee Stock Purchase Plan as of April 15, 2017.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT AND RESTATEMENT OF THE ESPP.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) oversees our accounting function, internal controls and financial reporting process on behalf of the Board of Directors. The Audit Committee is composed of three Directors, each of whom is independent as defined by the NASDAQ listing standards and operates pursuant to the Audit Committee Charter which is available on the Company’s website (www.willislease.com).

The Audit Committee reviews our financial reporting process on behalf of the Board. Management has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for 2016, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended December 31, 2016 and KPMG’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 16, as amended (Communication with Audit Committees). KPMG has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG that firm’s independence. The Audit Committee has concluded that KPMG’s provision of audit and non‑audit services to the Company is compatible with KPMG’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2016 be included in our Annual Report on Form 10‑K for 2016 for filing with the SEC. This report is provided by the following independent Directors, who comprise the Audit Committee:

Robert T. Morris, Committee Chair
Hans Joerg Hunziker
Robert J. Keady

PROPOSAL 5

ADVISORY VOTE ON RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG to audit our 2017 financial statements, and KPMG also served in this capacity in 2016. Although not required by the Company’s bylaws or otherwise, the Audit Committee and the Board of Directors believe it appropriate, as a matter of good corporate practice, to request that the stockholders ratify the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal year 2017. If the stockholders do not so ratify, the Audit Committee will reconsider the appointment and may retain KPMG or another firm without re‑submitting the matter to the Company’s stockholders. Even if the stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Fees Billed to Willis Lease by KPMG

For the 2016 and 2015 fiscal years, fees for services provided by KPMG to us were as follows:

	2016	2015
Audit Fees(1)	$1,146,750	$1,095,997
Audit Related Fees	270,350	132,635
Tax Fees(2)	38,051	43,640
	$1,455,151	$1,272,272

(1)

Audit fees billed to us by KPMG during the 2016 and 2015 fiscal years include the audit of our annual financial statements and quarterly reviews of financial statements included in our quarterly reports on Form 10-Q.

(2)	Fees billed to us by KPMG during 2016 and 2015 for professional services rendered in providing international tax consulting services.

All fees described above were approved by the Audit Committee.

The Audit Committee requires that any services to be provided by our auditors must be approved in advance by the Audit Committee. If approval is required before the Committee can act, a single member of the Committee can approve an engagement, subject to ratification by the Committee at its next meeting. All services were pre-approved by the Committee or its Chair.

KPMG will be at our Annual Meeting. They will have the opportunity to make a statement, if they desire to do so.  They will be available to respond to appropriate questions from stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As required by NASDAQ rules, all material discretionary transactions between us and our Directors, executive officers or known principal stockholders (or their respective affiliates) must be approved by the Audit Committee. The Audit Committee does not intend to approve any such transactions unless it believes that they are on terms no less favorable to us than could be obtained from unaffiliated third parties. On June 18, 2009, the Board adopted a formal policy governing the disclosure and approval of related party transactions. That policy is available on the Company’s web site (www.willislease.com).

On April 1, 2016, in a transaction approved by a special committee of the Board of Directors, the Company purchased 60,000 shares of its common stock directly from the Company’s Chief Executive Officer, Charles F. Willis. The purchase price was $20.59 per share, the closing price of the Company’s common stock as of March 31, 2016.

On September 28, 2016, following approval from a special committee of the Board of Directors, the Company purchased from Charles F. Willis, IV, the Company’s Chief Executive Officer, one used 2013 Riddle Marine model RMX21 fishing boat for a purchase price of $72,000.

On December 8, 2016, in a transaction approved by a special committee of the Board of Directors, the Company purchased 40,000 shares of its common stock directly from the Company’s Chief Executive Officer, Charles F. Willis. The purchase price was $24.95 per share, a 2% discount to the closing price of the Company’s common stock as of December 8, 2016 of $25.46.

On May 25, 2011, we entered into an agreement with Mitsui & Co., Ltd. to participate in a joint venture formed as a Dublin-based Irish limited company — Willis Mitsui & Company Engine Support Limited (“WMES”) for the purpose of acquiring and leasing jet engines. Each partner holds a fifty percent interest in the joint venture. “Other revenue” on the Consolidated Statement of Income includes management fees earned of $2.1 million, $1.7 million and $2.0 million during the years ended December 31, 2016, 2015 and 2014, respectively, related to the servicing of engines for the WMES lease portfolio.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be considered at the 2018 Annual Meeting of Stockholders must, under Rule 14a‑8 of the Securities Exchange Act of 1934, be received by us no later than December 30, 2017. Your proposal(s) must be mailed to our executive offices, 773 San Marin Drive, Suite 2215, Novato, California 94998, Attention: Corporate Secretary. Your proposal(s) may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

Alternatively, under our bylaws, a proposal or nomination that you do not seek to include in our proxy statement pursuant to Rule 14a‑8 may be submitted in writing to our Corporate Secretary for the 2018 Annual Meeting of Stockholders not less than 90 days prior to the first anniversary of the preceding year’s annual meeting, unless the date of the 2018 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2017 Annual Meeting. For our 2018 Annual Meeting of Stockholders, this means that your proposal(s) or nomination(s) must be submitted no later than February 23, 2018 (which is 90 calendar days before the anniversary of the 2017 Annual Meeting). If the date of our 2018 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of our 2017 Annual Meeting, you must submit any such proposal or nomination no later than the close of business on the later of the 90th day prior to the 2018 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Your submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to your ownership of our common stock.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address unless they have notified us that they want to continue receiving multiple copies. If you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please either contact us at 415‑408‑4700 or submit your request to Willis Lease Finance Corporation, attention Assistant Secretary, 773 San Marin Drive, Suite 2215, Novato, CA 94998. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. Also, if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, following receipt of such request, we will ensure that change for future mailings of annual meeting materials.

OTHER MATTERS

Our management does not know of any matters to be presented at the 2017 Annual Meeting of Stockholders other than those set forth herein and in the Notice accompanying this proxy statement.

By Order of the Board of Directors,
Charles F. Willis, IV
Chairman of the Board

EXHIBIT A

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

WILLIS LEASE FINANCE CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

As Amended and Restated Effective May 25, 2017

ARTICLE I—PURPOSE OF THE PLAN AND DEFINITIONS

1.1This Employee Stock Purchase Plan is intended to promote the interests of Willis Lease Finance Corporation by providing eligible employees with the opportunity to purchase shares of the Corporation's common stock through participation in a payroll‑deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

1.2Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

ARTICLE II—ADMINISTRATION OF THE PLAN

2.1.The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

ARTICLE III—STOCK SUBJECT TO PLAN

3.1.The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 325,000 shares.

3.2.If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to: (i) the maximum number and class of securities issuable under the Plan; (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

ARTICLE IV—OFFERING PERIODS

4.1.Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Offering Periods until such time as: (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

4.2.Each Offering Period shall be of such duration (not to exceed twenty-four months) as determined by the Plan Administrator. The Offering Periods shall commence as designated by the Plan Administrator.

4.3.Each Offering Period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in February each year to the last business day in July of the same year and from the first business day in August each year to the last business day in January of the following year.

4.4.If the Fair Market Value per share of Common Stock on any Purchase Date within an Offering Period be less than the Fair Market Value per share of Common Stock on the start date of that Offering Period, then that Offering Period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date. A new Offering Period shall commence on the next business day following such Purchase Date. The new Offering Period shall have a duration of twenty four months, unless a shorter duration is established by the Plan Administrator within ten business days following the start date of that Offering Period.

ARTICLE V—ELIGIBILITY

5.1.Each individual who is an Eligible Employee at the beginning of an Offering Period may enter that Offering Period at such time or at the beginning of a subsequent Purchase Interval within that Offering Period, provided he or she remains an Eligible Employee.

5.2.Each individual who first becomes an Eligible Employee after the start date of an Offering Period may enter that Offering Period on the first day of any subsequent Purchase Interval within that Offering Period.

5.3.The date an individual enters an Offering Period shall be designated his or her Entry Date for purposes of that Offering Period.

5.4.To participate in the Plan for a particular Offering Period, an Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

ARTICLE VI—PAYROLL DEDUCTIONS

6.1.The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an Offering Period may be any multiple of one percent of the Base Salary paid to the Participant during each Purchase Interval within that Offering Period, up to a maximum of ten percent. The deduction rate so authorized shall continue in effect throughout the Offering Period. The rate may be changed as provided below:

a.The Participant may, at any time during the Offering Period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one such reduction per Purchase Interval.

b.The Participant may, prior to the commencement of any new Purchase Interval within an Offering Period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

6.2.Payroll deductions shall begin on the first payday following the Participant's Entry Date and shall (unless sooner terminated or reduced by the Participant) continue through the payday ending with or immediately prior to the last day of that Offering Period. The amounts so collected shall be credited to the Participant's account under the Plan, but no interest shall be paid on the balance from time to time in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

6.3.Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

6.4.The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different Offering Period.

ARTICLE VII—PURCHASE RIGHTS

7.1.A Participant shall be granted a separate purchase right for each Offering Period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such Offering Period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

7.2.Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the Offering Period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the termination of purchase right provisions of Section 7.6 below). The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock as provided below.

7.3.The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the Offering Period shall not be less than eighty-five percent of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that Offering Period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

7.4.The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the Offering Period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed five hundred shares, as adjusted pursuant to Section 3.2 of this Plan.

7.5.Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are insufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

7.6.The following provisions shall govern the termination of outstanding purchase rights:

a.A Participant may, at any time prior to the next scheduled Purchase Date in the Offering Period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall be immediately refunded to the Participant.

b.The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the Offering Period for which the terminated purchase right was granted. In order to resume participation in any subsequent Offering Period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms).

c.If the Participant ceases to be an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, if the Participant ceases to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event shall any further payroll deductions be collected on the Participant's behalf during such leave. On the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant reduces such contributions or withdraws from the Plan prior to his or her return.

7.7.Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Interval in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share not less than eighty-five percent of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into the Offering Period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. The applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

The Corporation shall use its best efforts to provide at least ten days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction and receive a refund of their accumulated payroll deductions.

7.8.If the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

7.9.The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

7.10.A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

ARTICLE VIII—ACCRUAL LIMITATIONS

8.1.No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

8.2.For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

a.The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the Offering Period on which such right remains outstanding.

b.No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

8.3.If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

8.4.If there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

ARTICLE IX—EFFECTIVE DATE AND TERM OF THE PLAN

9.1.The Plan was initially adopted by the Board on June 20, 1996, amended and restated on August 1, 1998, further amended and restated as of August 1, 2004 and as of May 20, 2010 and further amended and restated as of May 25, 2017, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder beyond those 250,000 authorized as of May 20, 2010, until (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements the Securities Act of 1933, all applicable listing requirements of the Nasdaq National Market or any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

9.2.Unless sooner terminated by the Board, the Plan shall terminate on the earliest of (i) May 25, 2027, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

ARTICLE X—AMENDMENT OF THE PLAN

10.1.The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval.

10.2.In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation's stockholders: (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments pursuant to Section 3.2.; (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

ARTICLE XI—GENERAL PROVISIONS

11.1.All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

11.2.Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

11.3.The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

Schedule A

Corporations Participating in

Employee Stock Purchase Plan

As of May 25, 2017

Willis Lease Finance Corporation

Willis Aeronautical Services, Inc.

APPENDIX

The following definitions shall be in effect under the Plan:

A.    Base Salary  shall mean the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more Offering Periods under the Plan plus (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit‑sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

B.    Board  shall mean the Corporation's Board of Directors.

C.    Code  shall mean the Internal Revenue Code of 1986, as amended.

D.    Common Stock  shall mean the Corporation's common stock.

E.    Corporate Affiliate  shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

F.    Corporate Transaction  shall mean either of the following stockholder‑approved transactions to which the Corporation is a party:

(i)a merger or consolidation in which securities possessing more than fifty percent of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

G.    Corporation  shall mean Willis Lease Finance Corporation, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Willis Lease Finance Corporation which shall by appropriate action adopt the Plan.

H.    Effective Time  shall mean the time at which the Board adopts the Plan in accordance with applicable law. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its Participants.

I.    Eligible Employee  shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty hours of service per week for more than five months per calendar year for earnings considered wages under Code Section 3401(a).

J.    Entry Date  shall mean the date an Eligible Employee first commences participation in the Offering Period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

K.    Fair Market Value  per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

L.    Participant  shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

M.    Participating Corporation  shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of May 25, 2017 are listed in attached Schedule A.

N.    Plan  shall mean the Corporation's Employee Stock Purchase Plan, as set forth in this document and as amended or restated from time to time.

O.    Plan Administrator  shall mean the Compensation Committee of the Corporation's Board of Directors.

P.    Purchase Date  shall mean the last business day of each Purchase Interval.

Q.    Purchase Interval  shall mean each successive six month period within the Offering Period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

R.    Offering Period  shall mean a twenty-four month period, unless the Plan Administrator shall establish a shorter term, consisting of successive Purchase Intervals. An Offering Period may be terminated early as provided in this Plan.

ANNUAL MEETING OF STOCKHOLDERS OF WILLIS LEASE FINANCE CORPORATION May 25, 2017 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting and proxy statement are available at http://materials.proxyvote.com/970646 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 10030403000300000000 3 052517 of executive compensation. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR 3 YEARS ON PROPOSAL 3, AND FOR PROPOSALS 4 AND 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Director: NOMINEE: FOR THE NOMINEERobert T. Morris WITHHOLD AUTHORITY FOR THE NOMINEE FOR AGAINST ABSTAIN 2. Advisory vote on approval of executive compensation. 3 years 2 years 1 year ABSTAIN 3. Advisory vote on frequency of vote on approval FOR AGAINST ABSTAIN 4. To approve the amendment and restatement of the Company’s Employee Stock Purchase Plan (the “ESPP”) to increase the maximum number of shares of common stock authorized for issuance over the term of the ESPP from 250,000 to 325,000 shares and extend the term of the ESPP until May 25, 2027. FOR AGAINST ABSTAIN 5. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm. 6. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

0 WILLIS LEASE FINANCE CORPORATION 2017 Annual Meeting of Stockholders May 25, 2017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Brian R. Hole and Dean M. Poulakidas, and each of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of WILLIS LEASE FINANCE CORPORATION held of record by the undersigned on April 3, 2017, at the 2017 Annual Meeting of Stockholders of the Company to be held on May 25, 2017 or at any adjournment thereof. The Board of Directors recommends a vote FOR THE NOMINEE listed in Proposal 1, FOR Proposal 2, FOR three years on Proposal 3, and FOR Proposals 4 and 5. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEE FOR CLASS I OF THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF, FOR PROPOSAL 2, FOR THREE YEARS ON PROPOSAL 3, FOR PROPOSALS 4 AND 5, AND ON ANY OTHER MATTERS TO BE VOTED WHICH ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. (Continued and to be signed on the reverse side) 14475 1.1